Exhibit 10.3

AMENDMENT TO

CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of June 30, 2017, by and among CONSTRUCTION PARTNERS, INC., a Delaware corporation (“Construction Partners”); WIREGRASS CONSTRUCTION COMPANY, INC., an Alabama corporation (“Wiregrass Construction”); FRED SMITH CONSTRUCTION, INC., a North Carolina corporation (“Fred Smith Construction”); FSC II, LLC, a North Carolina limited liability company (“FSC”); C. W. ROBERTS CONTRACTING, INCORPORATED, a Florida corporation (“Roberts Contracting”); EVERETT DYKES GRASSING CO., INC., a Georgia corporation (“Everett Dykes” and together with Construction Partners, Wiregrass Construction, Fred Smith Construction, FSC and Roberts Contracting, “Borrowers”); COMPASS BANK, a bank organized under the laws of the State of Alabama, as agent for the Lenders and as a Lender and Issuing Bank (“Agent”); and SERVISFIRST BANK, as a Lender (“ServisFirst”). Each of Agent and ServisFirst shall be referred to herein as a “Lender” and collectively, “Lenders”.

WHEREAS, Borrowers, together with certain other entities that hereafter may become borrowers under the Credit Agreement, have entered into a Credit Agreement dated June 30, 2017 (as at any time amended, modified, supplemented or restated, the “Credit Agreement”), with Agent and Lenders, pursuant to which Agent and Lenders have agreed to extend to Borrowers, a revolving line of credit in the maximum principal amount of $30,000,000, subject to the terms and conditions contained therein and as such revolving line may be increased from time to time (the “Line of Credit”) and a term loan in the amount of $50,000,000, subject to the terms and conditions contained therein and such term loan may be increased from time to time (the “Term Loan” and together with the Line of Credit, the “Loans”);

WHEREAS, the Loans are evidenced by, among other things, the Notes as defined in the Credit Agreement; and

WHEREAS, in connection herewith, Borrowers, Agent and Lenders desire to amend the definition of Consolidated EBITDA set forth in the Credit Agreement to exclude a one-time special dividend that was made in January 2017.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Agent and Lenders hereby agree as follows:

1. Amendment of the Credit Agreement. The Credit Agreement shall be and the same hereby is amended as follows:

The definition of “Consolidated EBITDA” set forth in the Credit Agreement shall be deleted in its entirety, and the following shall be substituted in place thereof:

“Consolidated EBITDA” means and includes, for Borrowers and their Consolidated Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b): (i) Consolidated Interest Expense for such period; (ii) Consolidated Lease Expense for such period; and (iii) Depreciation and Amortization for such period minus (c): (i) Taxes paid in cash for such period; and (ii) dividends and distributions paid out in such period, but excluding distributions in the aggregate amount of $32,000,000, which were made in January 2017 related to a special dividend, all determined on a consolidated basis in accordance with GAAP in each case for such period.

2. Effect on the Credit Agreement. In the event of any conflict between the provisions of the Credit Agreement and this Amendment, this Amendment shall govern and control. Except as modified or amended by this Amendment, all terms and conditions of the Credit Agreement shall remain in full force and effect. All defined terms which are used in this Amendment which began with an initial capital letter but which are not defined herein shall have the meaning attributable to that term in the Credit Agreement.

3. Authority. Borrowers, Agent and Lenders affirm and covenant that each has the authority to enter into this Amendment, to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities empowered by their respective corporation to execute this Amendment. The conditions, covenants, and agreements contained herein shall be binding upon the parties hereto and their respective successors and assigns.

4. Counterparts. This Amendment may be executed in multiple counterparts, and all such counterparts when so executed and delivered shall constitute but one and the same instrument.

[Remainder of page intentionally left blank; signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal, by their respective Responsible Officers effective as of the day and year first above written.

CONSTRUCTION PARTNERS, INC., a Delaware corporation	WIREGRASS CONSTRUCTION COMPANY, INC., an Alabama corporation

By: /s/ R. Alan Palmer	By: /s/ R. Alan Palmer
Name: R. Alan Palmer	Name: R. Alan Palmer
Title: Vice President	Title: Vice President

C. W. ROBERTS CONTRACTING, INCORPORATED, a Florida corporation	FRED SMITH CONSTRUCTION, INC., a North Carolina corporation

By: /s/ R. Alan Palmer	By: /s/ R. Alan Palmer
Name: R. Alan Palmer	Name: R. Alan Palmer
Title: Vice President	Title: Vice President

EVERETT DYKES GRASSING CO., INC., a Georgia corporation	FSC II, LLC, a North Carolina limited liability company

By: /s/ R. Alan Palmer	By: /s/ R. Alan Palmer
Name: R. Alan Palmer	Name: R. Alan Palmer
Title: Vice President	Title: Vice President

COMPASS BANK, as Agent, Issuing Bank and a Lender

By:	/s/ John D. Brown

Name:	John D. Brown
Title:	Sr. Vice President

SERVISFIRST BANK, as a Lender

By:	/s/ B. Harrison Morris

Name:	B. Harrison Morris
Title:	President and CEO

5